UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 6, 2011 (September 30, 2011)

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Road

Springfield, OH 45502-9032

(Address of Principal Executive Offices)

(937) 964-8974

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 30, 2011, Benton Nursing, LLC (“Benton”), Park Heritage Nursing, LLC, (“Park Heritage”), and Valley River Nursing, LLC (“Valley River,” and, together with Benton and Park Heritage, the “Borrowers”), each a wholly owned subsidiary of AdCare Health Systems, Inc. (the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”) with The PrivateBank and Trust Company (“The PrivateBank”).  Pursuant to the Loan Agreement, the Borrowers issued a Promissory Note in favor of The PrivateBank in an aggregate principal amount of $2,000,000 (the “Loan”).  The Loan is revolving and will be used to fund the Borrowers’ working capital requirements.

The Loan matures on September 29, 2012 (the “Maturity Date”).  The principal amount of the Loan, to the extent not prepaid, is payable in full on the Maturity Date.  Interest on the Loan accrues on the principal balance thereof at an annual rate equal to the greater of: (i) the floating per annum rate of interest most recently announced by the PrivateBank (at Chicago, Illinois) as its prime or base rate (the “Prime Rate”) plus one percent (1.0%); or (ii) six percent (6.0%).  Changes in the rate of interest to be charged on the Loan based on the Prime Rate shall take effect immediately upon the occurrence of any change in the Prime Rate.  Interest on the Loan is payable in equal monthly installments beginning on November 1, 2011, and continuing until the Maturity Date, when all unpaid amounts are due.

The Borrowers are permitted, at any time, to prepay the Loan, in whole or in part, provided that any such pre-payment include the payment of all accrued and unpaid interest on the Loan through the date of pre-payment.

The Loan is secured by a first priority security interest on all assets of the Borrowers and any products and/or proceeds thereof.  Each of the Company and Benton Property Holdings, LLC, Park Heritage Property Holdings, LLC and Valley River Property Holdings, LLC, each a wholly owned subsidiary of the Company and an affiliate of the Borrowers, has unconditionally guaranteed all amounts owing under the Loan.

In connection with securing the foregoing Loan from The PrivateBank, certain affiliates of the Company and the Borrowers also entered into subordination of support agreements, subordination of consulting agreements and subordination of lease liens, each containing customary terms and conditions.  The subordination of support agreements and subordination of consulting agreements provide that the Borrowers’ obligations under normal course administrative support and consulting agreements between Borrowers and their affiliates shall be subordinated to the Loan and that any liens in favor of Borrowers’ affiliates under such agreements shall be subordinated to any liens of The PrivateBank securing the Loan.  The subordination of lease liens provide that the any liens in favor of the landlords (each of which is an affiliate of the Company and the Borrowers) of the facilities operated by the Borrowers shall be subordinated to any liens of The PrivateBank securing the Loan.

The foregoing description of the Loan is qualified in its entirety by reference to the documents attached hereto as Exhibits 99.1 through Exhibit 99.3, which documents are incorporated herein by this reference.

Item 2.03               Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01               Exhibits.

(d)           Exhibits.

99.1         Loan Agreement, dated as of September 30, 2011, by and among Benton Nursing, LLC, Park Heritage Nursing, LLC and Valley River Nursing, LLC, as borrowers, and The PrivateBank and Trust Company, as lender.

99.2         Promissory Note, dated September 30, 2011, issued by Benton Nursing, LLC, Park Heritage Nursing, LLC and Valley River Nursing, LLC, in favor of The PrivateBank and Trust Company, in the amount of $2,000,000.

99.3         Guaranty of Payment and Performance, dated September 30, 2011, executed by AdCare Health Systems, Inc., Benton Property Holdings, LLC, Park Heritage Property Holdings, LLC and Valley River Property Holdings, LLC, in favor of The PrivateBank and Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2011	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1

Loan Agreement, dated as of September 30, 2011, by and among Benton Nursing, LLC, Park Heritage Nursing, LLC and Valley River Nursing, LLC, as borrowers, and The PrivateBank and Trust Company, as lender.

99.2

Promissory Note, dated September 30, 2011, issued by Benton Nursing, LLC, Park Heritage Nursing, LLC and Valley River Nursing, LLC, in favor of The PrivateBank and Trust Company, in the amount of $2,000,000.

99.3

Guaranty of Payment and Performance, dated September 30, 2011, executed by AdCare Health Systems, Inc., Benton Property Holdings, LLC, Park Heritage Property Holdings, LLC and Valley River Property Holdings, LLC, in favor of The PrivateBank and Trust Company.